Exhibit 23.1

Consent of Independent Auditor

We consent to the incorporation by reference in the registration statements of CVB Financial Corp. on Form S-8 (Nos. 333-151755, 333-150017, 333-150016 and 333-225173), and on Form S-4 (No. 333-224311) of our report dated February 28, 2018, relating to the consolidated financial statements of Community Bank and its subsidiaries, appearing in this Amendment No. 1 to the current report on Form 8-K/A filed by CVB Financial Corp. on October 26, 2018.

We also consent to the reference of our firm under the heading “Experts” in such Registration Statement.

/s/ RSM US LLP

Los Angeles, California

October 24, 2018